EXHIBIT 99.1

Imagis Announces Management Change

VANCOUVER, CANADA, February 20, 2004 - Imagis Technologies Inc. ("Imagis") (OTCBB:IMTIF; TSX-V:WSI; DE:IGYA) announced today that Mr. Iain Drummond, formerly Vice-President and Managing Director International, has left the Company. Mr. Drummond has also resigned his position as a member of the Board of Directors of Imagis. Imagis thanks Mr. Drummond for his contribution to the company and wishes him well in the future.

About Imagis Technologies Inc.
Imagis develops and markets software that simplifies, accelerates, and economizes the process of connecting existing, disparate databases, enhanced as appropriate with biometric recognition technology. This software provides a paradigm-shifting approach to the decades-old problem of system interoperability and data integration. Additionally, it enables information owners to share data securely with external stakeholders and software systems using any combination of text or imagery, including any facial photo or mug shot. For information about Imagis or the company's products and services, please refer to www.imagistechnologies.com.

ON BEHALF OF THE BOARD OF DIRECTORS

"Roy Trivett"
President and CEO, Imagis Technologies Inc.

Imagis Media and Investor Inquiries:

John Lyotier - Manager, Marketing & Communications
Imagis Technologies Inc.
Phone: +1-604-684-2449 Ext. 226
E-mail: info@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Imagis Technologies Inc.'s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.